EXHIBIT 21

State of Incorporation

SUBSIDIARIES OF REGISTRANT

North Fork Bank	New York
Superior Savings of New England, N.A.	Connecticut
GreenPoint Bank	New York
NFB Investment Services Corporation	New York
Amivest Corporation	Delaware
North Fork Capital Trust I	New York
North Fork Capital Trust II	New York
Reliance Capital Trust I	Delaware
North Fork Capital Corp.	New York
GreenPoint Capital Trust I	New York
GreenPoint Community Development Corp	New York
SUBSIDIARIES OF NORTH FORK BANK

Home Fed Realty Corporation	Delaware
NFB Funding, Inc.	New Jersey
NFB Agency Corporation	New York
NFB Development Corp.	New York
Cutchco Corp.	New York
Clare-Elm Corp.	New York
Compass Food Service Corp.	New York
All Points Equipment Leasing, LCC	New York
All Points Capital Corp.	New York
RHJ Holdings, Inc.	New York
CBMC Inc. (d/b/a Money Centers)	New York
NFB Maritime, Inc. (d/b/a First New England Financial)	New York
Reliance Preferred Funding Corporation	Delaware
Jamsab Realty Corp.	New York
New Commercial Bank of New York, LLC	New York
Twin Forks Mortgage Corp.	New Jersey
North Fork Capital Source Group, Inc.	New York
All Points Public Funding, LLC	New York
TC Preferred Funding Inc.	New Jersey
North Fork Business Capital Corp.	New York
North Fork New Markets Credit Corp.	New York
ORAC Inc.	New Jersey

State of Incorporation

SUBSIDIARIES OF GREENPOINT BANK

GreenPoint Bank	New York
Headlands Mortgage Company	California
GreenPoint Mortgage Funding, Inc.	New York
GreenPoint Credit, LLC	Delaware
GPCC Mississippi, LLC	Mississippi
GP Asset LLC	Delaware
GreenPoint Mortgage Securities, Inc.	California
GreenPoint Agency Inc.	Delaware
GreenPoint Insurance Corp.	Arizona
GreenPoint Purchasing Corp.	Delaware
Headlands Insurance Agency	California
Marin Conveyancing Corp.	California
3090 Ocean Avenue Realty Corp.	New York
GreenPoint Mortgage Securities LLC	Delaware
Neerg Corp.	New York
298 15th Street Realty Corp.	New York
Neerg Second Corp.	New York
Alpha REO Corporation	New York
Beta REO Corp.	New York
GreenPoint Services LLC	New York
GreenPoint Financial Advisors LLC	Delaware
GreenPoint Business Processing Services Pvt. Ltd.	India
GreenPoint Services LLC	Delaware
GreenPoint Mortgage Holdings LLC	Delaware
GreenPoint Metro Agency LLC	Delaware
GreenPoint Agency LLC	Delaware
Metro Agency, Inc.	New York
GreenPoint Title Services, LLC	Delaware